Exhibit 99.1

agilon health Provides 2023 Guidance Update, Initial 2024 View

Revised 2023 expectations and early outlook for 2024 reflect higher medical and non-medical costs

Company is taking targeted actions to improve visibility, balance risk-sharing, and improve predictability of results in 2024 and over the long term agilon health to host conference call at 8:00 AM Eastern Time today

AUSTIN, T.X., January 5, 2024 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced revised guidance expectations for 2023, reflecting higher-than-expected costs, and provided an initial outlook for 2024.
During 2023, agilon health experienced an increase in medical expenses attributable to higher-than-expected specialist visits, Part B drugs, outpatient surgeries, and supplemental benefits, partially offset by lower hospital medical admissions. While a number of programs have been launched to improve visibility, balance risk-sharing and enhance predictability of results, management has assumed higher costs will continue into 2024.

“Higher-than-expected costs became visible to us in mid-December during the November close process given updated data from health plans and will impact our FY2023 medical margins. As a result, while Medicare Advantage membership growth and ACO REACH performance are in line with prior guidance, we are lowering Medicare Advantage medical margin guidance for 2023,” said Steve Sell, chief executive officer, agilon health.

agilon’s revised 2023 medical margin expectation is $340 million to $360 million, approximately $110 million below the previous guidance range. The reduction in core medical performance is due to $90 million in higher-than-expected medical costs, as well as $20 million of negative revenue revision with two regional health plans in new geographies.

Sell continued, “We have implemented a number of initiatives which we believe will enhance operating performance and improve the predictability of financial results in 2024 and beyond including accelerating operating efficiency, refining payor partnerships, improving data visibility and analytics, and expanding onboarding support for newer PCPs in mature markets. Taken together we believe these changes support Adjusted EBITDA growth in 2024 and beyond.”

Given the lower-than-expected baseline now projected for 2023, agilon is withdrawing its previously issued target for 2026.

Revised Outlook for Fiscal Year 2023 ($M)1:

	Year Ended December 31, 2023
	Updated Guidance[1]		Previous Guidance
	Low	High	Low	High
Medicare Advantage (MA) Members[2]	386,000	387,000	384,000	386,000
Total Revenues	$4,295	$4,305	$4,310	$4,320
Medical Margin	$340	$360	$455	$470
Adjusted EBITDA[3]	($69)	($55)	$6	$18
Geography Entry Costs[4]	$71	$71	$69	$67

1.Guidance for the fiscal year 2023 excludes MDX Hawaii.
2.Membership reflects management’s outlook for end of period.
3.Adjusted EBITDA contribution from ACO REACH is expected to be approximately $39 million for 2023.
4.Geography Entry Costs represent the corresponding expense included in the low-end and high-end of management’s outlook for Adjusted EBITDA.
We have not reconciled guidance Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and we have not provided forward-looking guidance for net income (loss) because such reconciliation is not available without unreasonable effort due to the high variability, complexity and uncertainty with respect to quantifying and forecasting certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation.
Initial Outlook for 2024 ($M):

	Year Ended December 31, 2024

	Low	High
Medicare Advantage (MA) Members[1]	548,000	553,000
Total Revenues	$6,350	$6,420
Medical Margin	$560	$600
Adjusted EBITDA[2]	$40	$60
Geography Entry Costs[3]	$70	$70

1.Membership reflects management’s outlook for end of period.
2.Adjusted EBITDA contribution from ACO REACH is expected to be approximately $39 million for 2024.
3.Geography Entry Costs represent the corresponding expense included in the low-end and high-end of management’s outlook for Adjusted EBITDA.
We have not reconciled guidance Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and we have not provided forward-looking guidance for net income (loss) because such reconciliation is not available without unreasonable effort due to the high variability, complexity and uncertainty with respect to quantifying and forecasting certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation.

Webcast and Conference Call:

agilon health will host a conference call to discuss the company’s updated guidance for 2023 and initial 2024 outlook on Friday, January 5, 2024 at 8:00 AM Eastern Time. The conference call can be accessed by dialing (800) 590-8290 for U.S. participants and +1 (240) 690-8800 for international participants and referencing participant code AGL2024. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups and health systems transition to a value-based Total Care Model for their senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,400+ primary care physicians that allows its physician partners to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is a trusted partner in 30+ diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements
Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our management’s intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding our ability to enhance operating performance and improve the predictability of our financial results, including our ability to accelerate operating efficiency, refine payor strategies, enhance data intake and analysis capabilities, and expand onboarding support for newer PCPs, particularly in early market classes, expected revenue, net income and gross profit, total and average membership, Adjusted EBITDA, Medical Margin, geography entry costs, patients, market class and other financial projections and assumptions and the realization of expected benefits of the sale of our Hawaii operations. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses; our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies and physician partners and health plan payors; our ability to execute upon our growth initiatives and operating strategies, achieve required operational scale and achieve results consistent with our historical performance; our expectation that our expenses will increase in the future; medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors and to ensure such contracts are on financial terms sufficient to meet our financial targets; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; our ability to obtain additional capital; significant reductions in our membership; challenges for our physician partners in the transition to our “Total Care Model”; inaccuracies in our estimates and assumptions due to unknown factors at the time such estimates or assumptions were developed; the impacts of COVID-19 or other future pandemics or epidemics; restrictive or exclusivity clauses in some of our contracts with physician partners that may prohibit us from establishing new risk-bearing entities within certain geographies in the future or may subject us to investigations or litigation; our ability to retain our management team and key employees or attract qualified personnel in the future; our ability to realize the full value of our intangible assets; any impairment charges we may record; security breaches, loss of data and other disruptions to our data platforms; our ability to protect the confidentiality of our know-how and other proprietary and internally developed information; our subsidiaries’ lack of performance or ability to fund their operations; our dependence on a limited number of key health plan payors; our ability to renew contracts with our payors; our reliance on our health plan payors for membership attribution and assignment, data and reporting accuracy, and claims payment; our dependence on physician partners and other providers; difficulties in obtaining accurate and complete diagnosis data; our reliance on third-party software and data to operate our business and provide services to our members and physician partners; consolidation in our industry; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs; uncertain or adverse economic conditions, including a downturn or decrease in government expenditures; our ability to compete in our industry; the impact of government performance standards and benchmarks on our compensation and reputation; statutory or regulatory changes, administrative rulings, interpretations of policy, and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage, and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; federal or state investigations, audits and enforcement actions; regulatory inquiries and corrective action plans imposed by our health plan payors; repayment obligations arising out of payor audits; actions by Centers for Medicare & Medicaid Services’ to modify the methodology to determine revenue; negative publicity regarding the managed healthcare industry; our and our physician partners’ ability to comply with federal, state, and local laws and regulations and any penalties or sanctions resulting from failure to comply with such laws and regulations; our ability to comply with HIPAA and state patient confidentiality laws; our failure to obtain or maintain an insurance license, a certificate of authority or an equivalent authorization allowing our participation in downstream risk-sharing arrangements with payors; we may face litigation not covered by insurance; our indebtedness and the potential that we may incur additional substantial indebtedness; our dependence on our subsidiaries for cash to fund all of our operations and expenses; our governance structure and ability to comply with corporate governance requirements; the material weaknesses in our internal control over financial reporting; and risks related to other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in our subsequent interim reports on Form 10-Q, all of which can be found at the SEC’s website at www.sec.gov. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
NON-GAAP FINANCIAL MEASURES
This release includes references to non‐GAAP financial measures, including but not limited to Medical Margin and Adjusted EBITDA. We believe medical margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe Medical Margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of Medical Margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures. Medical Margin and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as an alternative to GAAP measures or other financial statement data presented in agilon’s consolidated financial statements. Information reconciling guidance for Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and information regarding forward-looking guidance for net income (loss) is not available without unreasonable effort due to the high variability, complexity and uncertainty with respect to quantifying and forecasting certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation. For these reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.

Contacts

Investor Contact
Matthew Gillmor
VP, Investor Relations
investors@agilonhealth.com

Media Contact
David Tauchen
Senior Director, Communications
media@agilonhealth.com

Source: agilon health